UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Quest Resource Holding Corporation

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QUEST RESOURCE HOLDING CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 6, 2017

The Annual Meeting of Stockholders of Quest Resource Holding Corporation, a Nevada corporation, will be held at 9:00 a.m., local time, on Thursday, July 6, 2017, at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016, for the following purposes:

1.	To elect three directors, each to serve for a three-year term expiring in 2020.
2.	To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2016, or say-on-pay.
3.	To approve an amendment to the 2012 Incentive Compensation Plan to increase the number of shares reserved for stock-based compensation under the 2012 Incentive Compensation Plan by 900,000 shares.
4.

To ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2017.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 19, 2017 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to vote by proxy as soon as possible by mail by following the instructions on the proxy card. You may vote in person at the meeting even if you have previously given your proxy.

Sincerely,

/s/ Laurie L. Latham

Laurie L. Latham

Secretary

The Colony, Texas

June 7, 2017

QUEST RESOURCE HOLDING CORPORATION

3481 Plano Parkway

The Colony, Texas 75056

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is being solicited on behalf of Quest Resource Holding Corporation, a Nevada corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, July 6, 2017, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016. If you need directions to the location of the meeting, please call (602) 445-8000.

These proxy solicitation materials were first released on or about June 7, 2017 to all stockholders entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on July 6, 2017.

These proxy materials, which include the notice of annual meeting, this proxy statement, and our 2016 Annual Report for the fiscal year ended December 31, 2016, are available at www.cstproxy.com/questrmg/2017.

Stockholders Entitled to Vote; Record Date; How to Vote

Stockholders of record at the close of business on May 19, 2017, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 15,272,575 shares of our common stock. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

If, on May 19, 2017, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting. Alternatively, you may vote by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by filling out and returning the enclosed proxy card as instructed on the enclosed proxy card to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend the meeting and vote in person.

If, on May 19, 2017, your shares were held in an account at a brokerage firm, bank, or similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should have received voting instructions with these proxy materials from that organization rather than from us. You should follow the instructions provided by that organization to submit your proxy. You are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Quorum; Required Vote; Broker Non-Votes and Abstentions

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Votes cast in person or by proxy at the meeting will be tabulated by the election inspector appointed for the meeting, who will determine whether a quorum is present.

Assuming that a quorum is present, the three persons receiving the largest number of “for” votes of our common stock present in person or by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Stockholders do not have the right to cumulate their votes in the election of directors. The affirmative vote of a majority of the votes cast will be required to approve an amendment to the 2012 Incentive Compensation Plan, or the 2012 Plan, to increase the number of shares reserved for stock-based compensation under the 2012 Plan by 900,000 shares, and to ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2017. The advisory vote on the compensation of our named executive officers for fiscal 2016, or say-on-pay, is non-binding, but the Board of Directors will consider the input of stockholders based on a majority of votes cast for the say-on-pay proposal.

Brokers, banks, or other nominees that hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals when they have not received instructions from the beneficial owner, such as the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2017. If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals.

Please note that brokers, banks, and other nominees may not use discretionary authority to vote shares on the election of directors, the say-on-pay proposal, or the proposal to approve an amendment to the 2012 Plan to increase the number of shares reserved for stock-based compensation under the 2012 Plan by 900,000 shares. For your vote to be counted in the election of directors, the say-on-pay proposal, or the proposal to approve an amendment to the 2012 Plan to increase the number of shares reserved for stock-based compensation under the 2012 Plan by 900,000 shares, you will need to communicate your voting decisions to your broker, bank, or other nominee before the date of the meeting.

As provided in our bylaws, a majority of the votes cast means that the number of votes cast “for” a proposal exceeds the number of votes cast “against” that proposal. Because abstentions and broker non-votes do not represent votes cast “for” or “against” a proposal, broker non-votes and abstentions will have no effect on the election of directors, the say-on-pay proposal, the proposal to approve an amendment to the 2012 Plan to increase the number of shares reserved for stock-based compensation under the 2012 Plan by 900,000 shares, or the proposal to ratify the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2017, as each such proposal is determined by reference to the votes actually cast by the shares present in person or by proxy at the meeting and entitled to vote.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. Except as provided above under “Quorum; Required Vote; Broker Non-Votes and Abstentions,” if no specification is indicated, the shares will be voted (1) “for” the election of each of the three director nominees set forth in this proxy statement, (2) “for” the approval of the compensation of our named executive officers for fiscal 2016, (3) “for” the approval of an amendment to the 2012 Plan to increase the number of shares reserved for stock-based compensation under the 2012 Plan by 900,000 shares, and (4) “for” the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of our company for the fiscal year ending December 31, 2017. If any other matter is properly presented at the meeting, the individuals specified in the proxy will vote your shares using their best judgment.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2016 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The information contained in the “Report of the Audit Committee” shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, a copy of our Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in our Amended Annual Report on Form 10-K/A also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at the address of our executive offices set forth in this proxy statement.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our articles of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. The number of directors currently is fixed at nine and that number of directors is divided into three classes, with one class standing for election each year for a three-year term. Our Board of Directors has nominated Jeffrey D. Forte, Sarah R. Tomolonius, and I. Marie Wadecki for election as Class 2 directors for three-year terms expiring in 2020 or until their respective successors are elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “for” each of the nominees named above. Mr. Forte, Mr. Tomolonius, and Ms. Wadecki currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

Our Board of Directors recommends a vote “for” the nominees named herein.

The following table sets forth certain information regarding our directors:

Name	Age	Position
Mitchell A. Saltz	64	Chairman of the Board (3)
S. Ray Hatch	57	President, Chief Executive Officer, and Director
Jeffrey D. Forte	51	Director
Michael F. Golden	63	Director (2)
Russell J. Knittel	67	Director (1)(2)(3)
Ronald L. Miller, Jr.	53	Director (1)(2)(3)
Barry M. Monheit	70	Director
Sarah R. Tomolonius	37	Director
I. Marie Wadecki	68	Director (1)(2)

(1)	Member of the Audit Committee.
(2)	Member of the Nominations and Corporate Governance Committee.
(3)	Member of the Compensation Committee.

Mitchell A. Saltz has served as Chairman of the Board of our company since October 2012. Mr. Saltz served as Chairman of the Board and co-founder of one of our predecessors, Earth911, Inc., or Earth911, from its inception until October 2012. Mr. Saltz has been since December 2015 Chairman of the Board of Modern Round Entertainment Corporation, a publicly held company formed to create and roll out nationally an entertainment concept centered around a virtual interactive shooting experience utilizing laser technology-based replica firearms and extensive food and beverage offerings, and was a principal of its predecessor, Modern Round LLC, from February 2014 until December 2015. Mr. Saltz has served as a director of American Outdoor Brands Corporation (formerly Smith & Wesson Holding Corporation), a leading provider of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, whose stock is listed on the Nasdaq Global Select Market, since October 1998 and previously served as its Chairman of the Board and Chief Executive Officer from February 1998 through December 2003. Mr. Saltz has served as the Chairman and Managing Partner of Southwest Capital Partners, LLC, an investment banking firm, since 2009. Mr. Saltz founded Saf-T-Hammer in 1987, which developed and marketed firearm safety and security products designed to prevent the unauthorized access to firearms, which acquired Smith & Wesson Corp. from Tomkins, PLC in May 2001 and changed its name to American Outdoor Brands Corporation. We believe Mr. Saltz’s history as a founder of one of our predecessors and his financial, investment, and management experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

S. Ray Hatch has served as President, Chief Executive Officer, and a director of our company since February 2016.  Mr. Hatch served as President of Merchants Market Group, LLC, an international foodservice distribution company, from February 2014 to January 2016. From June 2008 to January 2014, Mr. Hatch served in various roles with Oakleaf Waste Management, a provider of waste outsourcing that was acquired by Waste Management, including as Executive Vice President and Chief Operating Officer of Greenleaf Equipment from May 2010 to January 2014 and Senior Vice President Regional Sales from June 2008 to May 2010. From July 2003 to October 2007, Mr. Hatch served in various positions with Food Services of America, a wholesale food distributor, including as Senior Vice President of Sales and Marketing and Chief Marketing Officer from August 2005 to October 2007 and Executive Vice President – Western Washington Group from July 2003 to August 2005. Mr. Hatch served as Division President of U.S. Foodservice (formerly, Alliant Foodservice), a foodservice distributor, from January 1999 to July 2003. We believe Mr. Hatch’s position as President and Chief Executive Officer of our company, his intimate experience with all aspects of the operations, opportunities, and challenges of our company, and his prior service in the environmental services industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Jeffrey D. Forte has served as a director of our company since July 2013. Mr. Forte is a co-founder of our subsidiary, Quest Resource Management Group, LLC, or QRMG, and served as its President from March 2007 until July 2013. Mr. Forte served as Vice President of National Accounts for Atlantic Industrial Services, Inc., an industrial waste management and environmental contracting services company, from April 2003 to March 2007. From October 2000 to April 2003, Mr. Forte served as Vice President of National Accounts for Probex Oil Recovery Services, Inc., an energy technology company providing proprietary oil recovery services. Mr. Forte served as National Account Manager for Pennzoil-Quaker State Company from April 1998 to October 2000, as National Account Manager for Quaker State Oil Refining Corporation/Specialty Environmental Services, Inc. from August 1994 to April 1998, and as Regional Account Manager and Director of New Business Development for Specialty Environmental Services, Inc. from September 1991 to August 1994. We believe Mr. Forte’s service as the former President and co-founder of QRMG, his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of our company, and his extensive experience in the environmental services industry provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Michael F. Golden has served as a director of our company since October 2012 and served as Interim Chief Executive Officer from October 2015 to February 2016. Mr. Golden has served as a director of American Outdoor Brands Corporation (formerly Smith & Wesson Holding Corporation), a leading provider of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, whose stock is listed on the Nasdaq Global Select Market, since December 2004. Mr. Golden served as the President and Chief Executive Officer of American Outdoor Brands Corporation from December 2004 until his retirement in September 2011. Mr. Golden was employed in various executive positions with the Kohler Company from February 2002 until joining American Outdoor Brands Corporation, with his most recent position being the President of its Cabinetry Division. Mr. Golden was the President of Sales for the Industrial/Construction Group of the Stanley Works Company from 1999 until 2002; Vice President of Sales for Kohler’s North American Plumbing Group from 1996 until 1998; and Vice President – Sales and Marketing for a division of The Black & Decker Corporation where he was employed from 1981 until 1996. Since February 2013, Mr. Golden has served as a member of the board of directors, a member of the Audit Committee, and a member of the Governance Committee of Trex Company, Inc., a New York Stock Exchange-listed manufacturer of high-performance wood-alternative decking and railing. We believe Mr. Golden’s service as the former President and Chief Executive Officer of a publicly held company and his long business career at major companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Russell J. Knittel has served as a director of our company since April 2015. Mr. Knittel currently serves on the Board of Directors of Synaptics Incorporated. Mr. Knittel served as Interim President and Chief Executive Officer of Synaptics from October 2010 to September 2011; as Executive Vice President from July 2007 to October 2010; as Chief Financial Officer, Chief Administrative Officer, Secretary, and Treasurer from November 2001 to October 2009; as Senior Vice President from November 2001 to July 2007; and as Vice President of Administration and Finance, Chief Financial Officer, and Secretary from April 2000 to November 2001.  Synaptics is a leading worldwide developer and supplier of custom-designed human interface solutions that enable people to interact more easily and intuitively with a wide variety of mobile computing, communications, entertainment and other devices and whose stock is listed on the Nasdaq Global Select Market.  Mr. Knittel also served as a director of Source Photonics, a privately held, equity-backed provider of optical communication products from March 2012 to January 2017, as a director of MarineMax, Inc., a New York Stock Exchange-listed company that is the nation’s largest recreational boat dealer, from June 2009 to February 2014, and as a director of OCZ Technology Group, Inc., formerly a public company, that designed, manufactured, and distributed solid-state drives and computer components, from June 2010 to August 2014. Mr. Knittel holds a Bachelor of Arts degree in Accounting from California State University at Fullerton and a Master’s degree in Business Administration from San Jose State University. We believe that Mr. Knittel’s experience as an executive officer of a public company, as well as his board service at other companies provide the requisite qualifications, skills, perspectives, and experiences that make him well qualified to serve on our Board of Directors.

Ronald L. Miller, Jr. has served as a director of our company since October 2012. Mr. Miller served as a director of one of our predecessors from July 2010 to October 2012. Mr. Miller has served as Vice President, Chief Financial Officer, and Secretary of Modern Round Entertainment Corporation since December 2015 and was a principal of its predecessor, Modern Round LLC, from February 2014 until December 2015. Mr. Miller is a director and Chairman of the Audit Committee of Airware Labs Corp., a provider of products that improve breathing, safety, and overall wellness. Mr. Miller served as a Managing Director of CKS Securities LLC, an investment banking firm, from February 2010 to December 2011. He served as Vice Chairman of Miller Capital Markets, LLC, a Scottsdale, Arizona headquartered boutique investment banking firm from May 2009 to August 2009. Mr. Miller served as Chief Executive Officer of Alare Capital Partners, LLC, a Scottsdale-based investment banking and strategic advisory firm, from September 2007 to May 2009. From 2001 to 2005, Mr. Miller served as a Managing Director of The Seidler Companies Incorporated, an investment banking firm and member of the NYSE. Mr. Miller served from 1998 to 2001 as a Senior Vice President and was instrumental in the opening of the Phoenix, Arizona office of Wells Fargo Van Kasper. From 1994 to 1998, Mr. Miller served as Senior Vice President of Imperial Capital, and from 1993 to 1994, was associated with the Corporate Finance Department of Ernst & Young. Mr. Miller began his career in the M&A department of PaineWebber, Inc. We believe Mr. Miller’s prior leadership roles and his investment banking experience provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Barry M. Monheit has served as a director of our company since October 2012. Mr. Monheit served as the President and Chief Executive Officer of our company from October 2012 until July 2013 and as President, Chief Executive Officer, and director of one of our predecessors, Earth911, from June 2011 until July 2013. Mr. Monheit has served as Vice Chairman of the Board of Modern Round Entertainment Corporation since December 2015 and was a principal of its predecessor, Modern Round LLC, from February 2014 until December 2015. Mr. Monheit has served as a director of American Outdoor Brands Corporation (formerly Smith & Wesson Holding Corporation), a leading provider of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, whose stock is listed on the Nasdaq Global Select Market, since February 2004 and as Chairman since October 2004.  Mr. Monheit served as a financial and operational consultant from April 2010 until June 2011. From May 2009 until April 2010, Mr. Monheit was a Senior Managing Director of FTI Palladium Partners, a financial consulting division of FTI Consulting, Inc., a New York Stock Exchange-listed global advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory, and economic environment. Mr. Monheit was a consultant focusing on financial and operational issues in the corporate restructuring field from January 2005 until May 2009. From July 1992 until January 2005, Mr. Monheit was associated in various capacities with FTI Consulting, Inc., a business advisory firm that provides multidisciplinary solutions to complex challenges and opportunities, serving as the President of its Financial Consulting Division from May 1999 through November 2001. Mr. Monheit was a partner with Arthur Andersen & Co. from August 1988 until July 1992, serving as partner-in-charge of its New York Consulting Division and partner-in-charge of its U.S. Bankruptcy and Reorganization Practice. We believe Mr. Monheit’s service as the former President and Chief Executive Officer of our company and its predecessors, his intimate knowledge and experience with all aspects of the operations, opportunities, and challenges of our company, his extensive experience in financial and operational consulting gained as an executive of major restructuring firms, and his executive experience with major companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Sarah R. Tomolonius has served as a director of our company since September 2016. Ms. Tomolonius has served as Vice President, Marketing and Investor Relations for Arlon Group, a food and agriculture investment firm, since December 2012, and served as Senior Professional, Management Reporting & Analytics from December 2010 to December 2012.  From October 2008 to December 2010, Ms. Tomolonius served as Associate, Investor Relations for Citi Private Equity, a private equity group that was acquired by StepStone Group in October 2010.  From October 2005 to September 2007, Ms. Tomolonius served as Research Analyst, Corporate & Public Affairs Group of Edelman, a global public relations firm.  Ms. Tomolonius served as Program Assistant, Water & Coastal Program of Natural Resources Defense Council, a non-profit international environmental advocacy group, from October 2002 to September 2005.  Ms. Tomolonius is the co-founder of the Sustainability Investment Leadership Conference.  Ms. Tomolonius also serves as Chair of the Sustainability Committee for the New York Hedge Fund Roundtable.  Ms. Tomolonius currently serves as President of the Board of HeARTs Speak.  We believe that Ms. Tomolonius’s experience in the environmental and financial industries and her focus on sustainability provide the requisite qualifications, skills, perspectives, and experiences that make her well qualified to serve on our Board of Directors.

I. Marie Wadecki has served as a director of our company since October 2012. Ms. Wadecki has served as a director of American Outdoor Brands Corporation (formerly Smith & Wesson Holding Corporation), a leading provider of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, whose stock is listed on the Nasdaq Global Select Market, since September 2002. Ms. Wadecki served as the Corporate Budget Director of the McLaren Health Care Corporation, a Michigan-based $3.5 billion eight-hospital health care system, from January 2001 until her retirement in September 2007. Ms. Wadecki was employed by McLaren for more than 30 years, holding positions of increasing responsibility. In November 2008, Ms. Wadecki was appointed to the McLaren Flint Medical Center’s Foundation Board of Trustees. Ms. Wadecki is a member of the National Association of Corporate Directors, the American College of Healthcare Executives, Women Business Leaders of the U.S. Healthcare Industry Foundation, and Women Corporate Directors. Ms. Wadecki is recognized as a Board Leadership Fellow by the National Association of Corporate Directors, which is an organization devoted to advancing exemplary board leadership by providing support and educational opportunities to directors and boards. We believe Ms. Wadecki’s public company board experience, long employment history with a major health care organization, financial background, and corporate governance expertise provide the requisite qualifications, skills, perspectives, and experience that make her well qualified to serve on our Board of Directors.

There are no family relationships among any of our directors and executive officers.

On July 16, 2013, in connection with our acquisition of QRMG, we entered into a stockholders voting agreement with Messrs. Saltz and Colton R. Melby, or the Class P Stockholders, and Messrs. Forte and Brian S. Dick, or the Class D Stockholders, pursuant to which the Class P Stockholders and the Class D Stockholders agreed to vote all shares of our common stock owned by them or acquired by them in the future for a board consisting of six Class P Directors as designated by the Class P Stockholders or, in the absence of such designation, a majority of the Class P Directors, and three Class D Directors as designated by the Class D Stockholders, or in the absence of such designation, a majority of the Class D Directors. Mr. Hatch was unanimously approved by all the current directors.  The current Class P Directors are Messrs. Saltz, Golden, Knittel, Miller, and Monheit and Ms. Wadecki. The current Class D Director is Mr. Forte. The stockholders voting agreement will continue until the earlier of (i) five years from the date of the agreement, (ii) such time as either the Class P Stockholders or the Class D Stockholders own less than 10% of our outstanding common stock, or (iii) the mutual agreement of the parties. With the resignations of Brian Dick and Jeff Cheney as directors, Mr. Forte is the sole Class D director.  Messrs. Dick and Forte voting together have the right to designate two additional Class D Directors, which would require increasing the size of the board to ten members.  On March 15, 2016, Mr. Melby transferred to Mr. Saltz all of his rights to designate Class P Directors pursuant to the stockholders voting agreement.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Saltz, Forte, Golden, Knittel, Miller, and Monheit and Ms. Tomolonius and Ms. Wadecki are independent directors, as “independence” is defined by the listing standards of the Nasdaq Stock Market, or Nasdaq, and by the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment in carrying out their responsibilities as a director. Mr. Hatch is an employee director.

Classification of our Board of Directors

Our Board of Directors is divided into three classes, with one class standing for election each year for a three-year term. At each annual meeting of stockholders, directors of a particular class are elected for three-year terms to succeed the directors of that class whose terms are expiring. Mr. Forte, Ms. Tomolonius, and Ms. Wadecki are Class II directors whose terms will expire at the 2017 Annual Meeting of Stockholders. Messrs. Hatch, Miller, and Saltz are Class III directors whose terms will expire in 2018. Messrs. Golden, Knittel, and Monheit are Class I directors whose terms will expire in 2019.

Committee Charters, Corporate Governance Guidelines, and Codes of Conduct and Ethics

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website, at www.qrhc.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials specified by SEC regulations. These documents are also available in print to any stockholder requesting a copy in writing from our Secretary at the address of our executive offices.

Executive Sessions

We regularly schedule executive sessions in which independent directors meet without the presence or participation of management. The Chairman of our Board of Directors serves as the presiding director of such executive sessions.

Board Committees

Our bylaws authorize our Board of Directors to appoint from among its members one or more committees consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee, each consisting entirely of independent directors as “independence” is defined by the listing standards of Nasdaq and by the SEC.

The Audit Committee

The purpose of the Audit Committee includes overseeing the accounting and financial reporting processes of our company and audits of the financial statements of our company and providing assistance to our Board of Directors with respect to its oversight of the integrity of our company’s financial statements, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountant to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent registered public accountant and our financial accounting staff; and reviews and approves any transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Miller and Knittel and Ms. Wadecki. Our Board of Directors has determined that each of Messrs. Miller and Knittel and Ms. Wadecki, whose backgrounds are detailed above, qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Miller chairs the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or, when appropriate, recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company in light of the goals and objectives of our compensation program for that year. As part of its responsibilities, the Compensation Committee evaluates the performance of our Chief Executive Officer and, together with our Chief Executive Officer, assesses the performance of our other executive officers. The Compensation Committee is entitled to delegate its responsibilities to a subcommittee of the Compensation Committee, which complies with the applicable rules and regulations of Nasdaq, the SEC, and other regulatory bodies. From time to time the Compensation Committee retains the services of independent compensation consultants to review a wide variety of factors relevant to executive compensation, trends in executive compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, and services of its compensation consultants, and its compensation consultants report directly to the Compensation Committee. The Compensation Committee currently consists of Messrs. Knittel, Miller, and Saltz. Mr. Saltz chairs the Compensation Committee.

The Nominations and Corporate Governance Committee

The purpose of the Nominations and Corporate Governance Committee includes the selection or recommendation to our Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of our Board of Directors, the oversight of the evaluations of our Board of Directors and management, and the development and recommendation to our Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Golden, Knittel, and Miller and Ms. Wadecki. Ms. Wadecki chairs the Nominations and Corporate Governance Committee.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the information required by our bylaws is submitted in writing in a timely manner addressed and delivered to our Secretary at the address of our executive offices set forth in this proxy statement. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices with respect to our employees, including our executive officers, and have concluded that they do not create risks that are reasonably likely to have a material adverse effect on our company.

Board’s Role in Risk Oversight

Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC as well as risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

Our board committees assist our Board of Directors in fulfilling its oversight role in certain areas of risk. Pursuant to its charter, the Audit Committee oversees the financial and reporting processes of our company and the audit of the financial statements of our company and provides assistance to our Board of Directors with respect to the oversight and integrity of the financial statements of our company, our company’s compliance with legal and regulatory requirements, the independent registered public accountant’s qualification and independence, and the performance of our independent registered public accountant. The Compensation Committee considers the risk of our compensation policies and practices and endeavors to assure that it is not reasonably likely that our compensation plans and policies would have a material adverse effect on our company. Our Nominations and Corporate Governance Committee oversees governance related risk, such as board independence, conflicts of interests, and management and succession planning.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our Board of Directors from time to time.

All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the needs of our company at any point in time. Our Corporate Governance Guidelines support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairman of the Board.

We currently maintain separate roles between the Chief Executive Officer and Chairman of the Board in recognition of the differences between the two responsibilities. Our Chief Executive Officer is responsible for setting our strategic direction and day-to-day leadership and performance of our company. The Chairman of the Board provides input to the Chief Executive Officer, sets the agenda for board meetings, and presides over meetings of the full Board of Directors as well as executive sessions of the Board of Directors.

Clawback Policy

We adopted a clawback policy in May 2014. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws, we will have the right to use reasonable efforts to recover from any current or former executive officers who received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we were required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. This policy is administered by the Compensation Committee of our Board of Directors. The policy is effective for financial statements for periods beginning on or after January 1, 2014. Once final rules are adopted by the SEC regarding the clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we will review this policy and make any amendments necessary to comply with the new rules.

Compensation Committee Interlocks and Insider Participation

During our fiscal year ended December 31, 2016, Messrs. Knittel, Miller, and Saltz served on our Compensation Committee. Messrs. Knittel, Miller, and Saltz had no material contractual or other relationships with us during such transition period except as directors and equity holders.

Board and Committee Meetings

Our Board of Directors held a total of ten meetings during the fiscal year ended December 31, 2016. During the fiscal year ended December 31, 2016, the Audit Committee held eight meetings; the Compensation Committee held four meetings; and the Nominations and Corporate Governance Committee held two meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she was a member.

Annual Meeting Attendance

We encourage each of our directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of our Board of Directors on the same day as our annual meeting of stockholders. All of our directors attended our 2016 Annual Meeting of Stockholders.

Communications with Directors

Stockholders and other interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Quest Resource Holding Corporation c/o any specified individual director or directors at the address of our executive offices set forth in this proxy statement. Any such letters are sent to the indicated directors.

MANAGEMENT

The following table sets forth certain information regarding our executive officers:

Name	Age	Position
S. Ray Hatch (1)	57	President and Chief Executive Officer
Laurie L. Latham	60	Senior Vice President and Chief Financial Officer
David P. Sweitzer (2)	54	Executive Vice President and Chief Operating Officer

(1)	Mr. Hatch joined our company on February 1, 2016.
(2)	Mr. Sweitzer joined our company on October 3, 2016.

S. Ray Hatch’s biography is set forth under the heading “Proposal One—Election of Directors—Nominees” above.

Laurie L. Latham has served as Senior Vice President and Chief Financial Officer of our company since January 2013. Ms. Latham served as Chief Financial Officer and Senior Vice President of Finance and Administration of ViewCast Corporation, a publicly held digital media hardware and software development and manufacturing company, from December 1999 to August 2012. From 1997 to 1999, Ms. Latham served as Senior Vice President and Chief Financial Officer of Perivox Corporation, an interactive communications and direct marketing company. From 1994 through 1997, Ms. Latham served as Vice President of Finance and Administration of Axis Media Corporation, a graphics, photography, and marketing agency. Prior to joining Axis Media Corporation, Ms. Latham had been in public practice with national and regional accounting firms, including KPMG Peat Marwick, and served as Vice President of Finance and Administration for Medialink International Corporation, a food industry technology company. In addition, Ms. Latham’s earlier career experience included roles within the oil and gas, real estate, and agricultural industries. Ms. Latham is a certified public accountant.

David P. Sweitzer has served as Chief Operating Officer of our company since October 2016. Mr. Sweitzer served as Chief Sales Officer, Executive Vice President, and Senior Vice President of Sales of SMS Assist, L.L.C., a multisite property management technology company, from March 2013 to September 2016.  Mr. Sweitzer served in various roles with Oakleaf Waste Management, a provider of waste outsourcing that was acquired by Waste Management, including Director of Business Development from July 2011 to March 2013, Client Solutions Vice President from February 2009 to July 2011, and Vice President of Industrial Programs and Account Management from July 2003 to January 2010.  From April 1992 to June 2003, Mr. Sweitzer served as Market Manager/Specialist of Integrated Process Technologies, L.L.C., a facility maintenance service company.

EXECUTIVE COMPENSATION

Fiscal 2016 Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2016 and 2015, information with respect to compensation for services in all capacities to us and our subsidiaries earned by our principal executive officer, former interim principal executive officer, our principal financial officer, and our other executive officers who were serving as executive officers on December 31, 2016. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Year	Salary (1)	Bonus (1)	Option Awards (2)	All Other Compensation (3)	Total
S. Ray Hatch (4)	2016	$278,921	$91,667	$647,096	$9,838	$1,027,522
President, Chief Executive Officer, and Director	2015	—	—	—	—	—

Michael F. Golden (5)	2016	$34,615	—	—	—	$34,615
Interim Chief Executive Officer and Director	2015	$51,923	—	$402,813	—	$454,736

Laurie L. Latham	2016	$212,102	—	—	$15,300	$227,402
Senior Vice President and Chief Financial Officer	2015	$216,067	—	$63,157	$13,585	$292,809

David P. Sweitzer (6)	2016	$62,606	—	$64,289	$2,250	$129,145
Executive Vice President and Chief Operating Officer	2015	—	—	—	—	—

Timothy A. Semones (7)	2016	$158,854	—	—	$9,219	$168,073
Senior Vice President and Chief Operating Officer	2015	$190,727	—	$63,157	$10,785	$264,669

(1)	The amounts in this column reflect the amounts earned during the fiscal year, whether or not actually paid during such year.
(2)

The amounts in this column reflect the aggregate probable grant date fair value of option awards granted to our named executive officers during the fiscal year calculated in accordance with FASB ASC Topic 718, Stock Compensation. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The amounts reported in this column do not correspond to the actual economic value that may be received by our named executive officers from their option awards.

(3)

The named executive officers participate in certain group life, health, disability insurance, and medical reimbursement plans not disclosed in the Summary Compensation Table that are generally available to salaried employees and do not discriminate in scope, terms, and operation. The figure shown for each named executive officer is for employer contributions to a qualified deferred compensation plan (401(k) plan) and auto allowance. Our 401(k) plan provides employees with an opportunity to defer compensation for retirement. Employees may contribute up to 87% of compensation, subject to IRS limits. We match 100% of the first 3% of employee contributions annually. Our 2014 Employee Stock Purchase Plan, or the 2014 ESPP, permits our employees and employees of our designated subsidiaries, which we refer to each as a “Participating Company,” to purchase our common stock at a discount equal to 85% of the lesser of (i) the market value of the shares on the offering date of such offering and (ii) the market value of the shares on the purchase date of such offering, subject to limits set by the Code and the 2014 ESPP.

(4)	Mr. Hatch became our Chief Executive Officer on February 1, 2016. Mr. Hatch’s fiscal 2016 compensation is for the period of February 1, 2016 through December 31, 2016.
(5)

Mr. Golden served as our Interim Chief Executive Officer from October 30, 2015 to February 1, 2016.  Mr. Golden’s fiscal 2016 compensation is for the period of January 1, 2016 through February 1, 2016, and his fiscal 2015 compensation is for the period of October 30, 2015 through December 31, 2015.

(6)	Mr. Sweitzer became our Chief Operating Officer on October 3, 2016. Mr. Sweitzer’s fiscal 2016 compensation is for the period of October 3, 2016 through December 31, 2016.
(7)

Mr. Semones has served as Senior Vice President of Operations of our QRMG subsidiary since April 2013 and became our Chief Operating Officer on October 30, 2015.  On October 3, 2016 Mr. Semones role reverted to Senior Vice President of Operations, and his role as Chief Operating Officer was discontinued.  Mr. Semones’ fiscal 2016 compensation is for the period of January 1, 2016 through October 3, 2016.

 Outstanding Equity Awards at Fiscal Year-End 2016

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2016.

		Option Awards
		Number of Securities Underlying Unexercised Options (1)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration
Name	Grant Date	Exercisable		Unexercisable		Options	Price	Date
S. Ray Hatch	02/01/2016	—		250,000	(2)	—	$5.44	02/01/2026

Michael F. Golden	11/19/2012	3,750	(3)	—		—	$16.80	11/19/2022
	10/18/2013	3,125	(4)	—		—	$16.40	10/18/2023
	12/17/2014	3,125	(4)	—		—	$11.60	12/17/2024
	10/30/2015	30,469	(5)			—	$6.32	10/30/2020
	01/07/2016	12,500	(4)	—		—	$5.44	01/07/2026
	06/14/2016	8,749	(6)	51,251		—	$3.12	06/14/2026

Laurie L. Latham	01/02/2013	12,500	(7)	—		—	$21.20	01/02/2023
	10/18/2013	9,375	(8)	—		—	$16.40	10/18/2023
	12/17/2014	2,084	(8)	1,041		—	$11.60	12/17/2024
	12/16/2015	2,084	(8)	4,166		—	$6.40	12/16/2025
	12/16/2015	6,250	(9)	—		—	$6.40	12/16/2025

David P. Sweitzer	10/03/2016	—		62,500	(2)	—	$2.08	10/03/2026

Timothy A. Semones	10/18/2013	6,250	(8)	—		—	$16.40	10/18/2023
	12/17/2014	2,084	(8)	1,041		—	$11.60	12/17/2024
	12/16/2015	2,084	(8)	4,166		—	$6.40	12/16/2025
	12/16/2015	6,250	(9)	—		—	$6.40	12/16/2025

(1)

Unless otherwise noted, all of the options granted to our named executive officers were granted under and are subject to the terms of our 2012 Plan, as further described below under “Proposal Three—Approval of Amendment to the 2012 Incentive Compensation Plan—Summary of the 2012 Plan.”

(2)	One-fifth of the total number of shares underlying this option vest on the anniversary of the date of grant until 2021. This option was not granted under the 2012 Plan.
(3)	100% of the total number of shares underlying this option vested on November 19, 2012.
(4)	One-twelfth of the total number of shares underlying this option vest on the last day of each month following the date of grant.
(5)	100% of the total number of shares underlying this option vested on January 31, 2016.
(6)	One-forty-eighth of the total number of shares underlying this option vest on the last day of each month following the date of grant.
(7)	100% of the total number of shares underlying this option vested on January 1, 2014.

(8)	One-third of the total number of shares underlying this option vest on each of the first, second, and third anniversary of the date of grant.
(9)	100% of the total number of shares underlying this option vested on December 16, 2016.

Employment Agreements with Our Named Executive Officers

S. Ray Hatch

We entered into a severance and change in control agreement with Mr. Hatch, our President and Chief Executive Officer, on January 7, 2016.   If we terminate Mr. Hatch’s employment for any reason other than for good cause (as defined in the agreement) or if Mr. Hatch voluntarily terminates his employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Mr. Hatch his salary for a period of 18 months following the effective date of such termination and (b) we will pay Mr. Hatch, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Mr. Hatch pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.

The agreement further provides that, in the event of a change in control of our company (as defined in the agreement), Mr. Hatch has the option to terminate his employment with us, unless (i) the provisions of the agreement remain in full force and effect as to Mr. Hatch and (ii) he suffers no reduction in his status, authority, or base salary following the change in control, provided that Mr. Hatch will be considered to suffer a reduction in his status, authority, or base salary, only if, after the change in control, (A) he is not the President and Chief Executive Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, the Nasdaq Stock Market, or the NYSE MKT), (C) such company in any material respect reduces Mr. Hatch’s status, authority, or base salary, or (D) as a result of the change in control, Mr. Hatch is required to relocate his principal place of business more than 50 miles from The Colony, Texas (or surrounding areas).  If Mr. Hatch terminates his employment with us following a change in control or if we terminate his employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Mr. Hatch’s base salary for a period of 18 months following the effective date of such termination, (B) we will pay Mr. Hatch an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, (C) all unvested stock options held by Mr. Hatch in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested restricted stock units, or RSUs, granted after the date hereof held by Mr. Hatch in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The agreement also contains a provision that prohibits Mr. Hatch from competing with our company for a period of 18 months following the termination of his employment with our company for any reason.  The agreement further contains a provision that prohibits Mr. Hatch from soliciting or hiring any of our employees for a period of 24 months following the termination of his employment with our company for any reason.

Laurie L. Latham

On November 7, 2014, we entered into a severance and change in control agreement with Ms. Latham, our Senior Vice President and Chief Financial Officer, effective as of the same date. If we terminate Ms. Latham’s employment for any reason other than for good cause (as defined in the agreement) or if Ms. Latham voluntarily terminates her employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Ms. Latham her salary for a period of 12 months following the effective date of such termination and (b) we will pay Ms. Latham, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Ms. Latham pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.

The agreement further provides that, in the event of a change in control of our company (as defined in the agreement), Ms. Latham has the option to terminate her employment with us, unless (i) the provisions of the agreement remain in full force and effect as to Ms. Latham and (ii) she suffers no reduction in her status, authority, or base salary following the change in control, provided that Ms. Latham will be considered to suffer a reduction in her status, authority, or base salary, only if, after the change in control, (A) she is not the Senior Vice President and Chief Financial Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, Nasdaq, or the NYSE MKT), (C) such company in any material respect reduces Ms. Latham’s status, authority, or base salary, or (D) as a result of the change in control, Ms. Latham is required to relocate her principal place of business more than 50 miles from Frisco, Texas (or surrounding areas). If Ms. Latham terminates her employment with us following a change in control or if we terminate her employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Ms. Latham’s base salary for a period of 12 months following the effective date of such termination, (B) we will pay Ms. Latham an amount equal to the average of her cash bonus paid for each of the two fiscal years immediately preceding her termination, (C) all unvested stock options held by Ms. Latham in her capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested RSUs granted after the date of the agreement held by Ms. Latham in her capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The agreement also contains a provision that prohibits Ms. Latham from competing with our company for a period of 12 months following the termination of her employment with our company for any reason. The agreement further contains a provision that prohibits Ms. Latham from soliciting or hiring any of our employees for a period of 24 months following the termination of her employment with our company for any reason.

David P. Sweitzer

On February 15, 2017, we entered into an executive agreement with David P. Sweitzer, our Executive Vice President and Chief Operating Officer, effective as of the same date.  If we terminate Mr. Sweitzer’s employment for any reason other than for good cause (as defined in the agreement) or if Mr. Sweitzer voluntarily terminates his employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Mr. Sweitzer his salary for a period of 12 months following the effective date of such termination and (b) we will pay Mr. Sweitzer, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Mr. Sweitzer pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination.

The agreement further provides that, in the event of a change in control of our company (as defined in the agreement), Mr. Sweitzer has the option to terminate his employment with us, unless (i) the provisions of the agreement remain in full force and effect as to Mr. Sweitzer and (ii) he suffers no reduction in his status, authority, or base salary following the change in control, provided that Mr. Sweitzer will be considered to suffer a reduction in his status, authority, or base salary, only if, after the change in control, (A) he is not the Executive Vice President and Chief Operating Officer of the company that succeeds to our business, (B) such company’s common stock is not listed on a national stock exchange (such as the New York Stock Exchange, Nasdaq, or the NYSE MKT), (C) such company in any material respect reduces Mr. Sweitzer’s status, authority, or base salary, or (D) as a result of the change in control, Mr. Sweitzer is required to relocate his principal place of business more than 50 miles from The Colony, Texas (or surrounding areas).  If Mr. Sweitzer terminates his employment with us following a change in control or if we terminate his employment without good cause, in each case during the period commencing three months before and one year following the change in control, (A) we will pay Mr. Sweitzer’s base salary for a period of 12 months following the effective date of such termination, (B) we will pay Mr. Sweitzer an amount equal to the average of his cash bonus paid for each of the two fiscal years immediately preceding his termination, (C) all unvested stock options held by Mr. Sweitzer in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination, and (D) all unvested RSUs granted after the date hereof held by Mr. Sweitzer in his capacity as an employee on the effective date of termination shall vest as of the effective date of the termination.

The agreement also contains a provision that prohibits Mr. Sweitzer from competing with our company for a period of 12 months following the termination of his employment with our company for any reason.  The agreement further contains a provision that prohibits Mr. Sweitzer from soliciting or hiring any of our employees for a period of 24 months following the termination of his employment with our company for any reason.

Timothy A. Semones

On December 16, 2015, we entered into a severance and change in control agreement with Mr. Semones, our Chief Operating Officer, effective as of the same date. If we terminate Mr. Semones’ employment for any reason other than for good cause (as defined in the agreement) or if Mr. Semones voluntarily terminates his employment with us for good reason (as defined in the agreement), the agreement provides that (a) we will pay Mr. Semones his salary for a period of 12 months following the effective date of such termination and (b) we will pay Mr. Semones, at the same time as cash incentive bonuses are paid to other executives, a portion of the cash incentive bonus deemed by our Compensation Committee in the exercise of its sole discretion, to be earned by Mr. Semones pro rata for the period commencing on the first day of our fiscal year for which the cash incentive bonus is calculated and ending on the effective date of such termination. The agreement also contains a provision that prohibits Mr. Semones from competing with our company for a period of 12 months following the termination of his employment with our company for any reason. The agreement further contains a provision that prohibits Mr. Semones from soliciting or hiring any of our employees for a period of 24 months following the termination of his employment with our company for any reason. Mr. Semones resigned from his position as Chief Operating Officer on October 3, 2016 and terminated his employment on January 31, 2017 whereupon he became eligible to receive severance as defined in the agreement.

The employment of all of our other officers is “at will” and may be terminated by us or the officer at any time, for any reason or no reason.

DIRECTOR COMPENSATION

During fiscal 2016, we paid each non-employee director a monthly retainer equivalent to an amount of $33,000 annually. Currently, the non-employee Chairman of the Board receives an additional $10,000 per year over the standard outside director compensation; the non-employee Chair of the Audit Committee receives an additional $7,500 per year; the non-employee Chair of the Compensation Committee receives an additional $5,000 per year; the non-employee Chair of the Nominations and Corporate Governance Committee receives an additional $2,500 per year; the non-Chair members of the Audit Committee each receive an additional $2,000 per year; the non-chair members of the Compensation Committee each receive an additional $1,500 per year; and the non-Chair members of the Nominations and Corporate Governance Committee each receive an additional $1,000 per year. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at Board of Director and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

We also compensate our non-employee directors in the form of stock-based compensation.  Prior to June 2016, each non-employee member of our Board of Directors received an annual grant of 10-year options to purchase shares of our common stock at an exercise price equal to the closing stock price on the date of grant, with 1/12th to vest and become exercisable on the last day of each month, commencing on the last day of the month in which the options were granted. The annual grant of 10-year options may be prorated to account for a non-employee director’s service on the Board of Directors for a portion of the year.

In June 2016, each non-employee member of our Board of Directors (except for Ms. Tomolonius who was not a director at that time) received 10-year options to purchase 60,000 shares of our common stock at an exercise price of $3.12 per share, with 1/48th to vest and become exercisable starting June 30, 2016 and on the last day of each month thereafter through May 2020. This grant reflects the annual stock-based compensation for those directors through May 2020.

In connection with joining the Board of Directors, on September 22, 2016, Ms. Tomolonius received an initial annual grant of options to purchase 12,500 shares of our common stock at an exercise price of $2.15 per share, which options will vest 1/12th on the last day of each month following the date of grant.  Ms. Tomolonius will continue to receive, as compensation for her services as a non-employee member of our Board of Directors, an annual grant of 10-year options to purchase shares of our common stock in accordance with our prior practice.

On January 7, 2016, Mr. Golden received a stock-based grant, in the form of 10-year options to purchase 12,500 shares of our common stock at an exercise price of $5.44, with 1/12th to vest and become exercisable starting January 31, 2016 and on the last day of each month thereafter through December 2016, in recognition of his relinquishing of the Interim Chief Executive Officer role subsequent to the hiring of Mr. Hatch.

The following table sets forth the compensation earned or paid by us to each non-employee director for the fiscal year ended December 31, 2016. Mr. Hatch did not receive any compensation for his service on our Board of Directors.

Name	Fees Earned or Paid in Cash	Options Awards(1)	Total
Mitchell A. Saltz	$48,000	$148,452	$196,452
Jeffrey D. Forte	$33,000	$148,452	$181,452
Michael F. Golden (2)	$33,301	$187,915	$221,216
Russell J. Knittel	$37,500	$148,452	$185,952
Ronald L. Miller, Jr.	$43,000	$148,452	$191,452
Barry M. Monheit	$33,000	$148,452	$181,452
Sarah R. Tomolonius (3)	$9,167	$19,375	$28,542
I. Marie Wadecki	$37,500	$148,452	$185,952

(1)

The amounts in this column reflect the aggregate grant date fair value of option awards granted to our non-employee directors during the fiscal year ended December 31, 2016, calculated in accordance with FASB ASC Topic 718, Stock Compensation. The valuation assumptions used in determining such amounts are described in the footnotes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The amounts reported in this column do not correspond to the actual economic value that may be received by our non-employee directors from their option awards.

(2)	Mr. Golden received compensation as a non-employee director after February 1, 2016, at which time he relinquished his position as Interim Chief Executive Officer.
(3)	Ms. Tomolonius was appointed to our Board of Directors in September 2016.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2016:

Name	Option Awards
Mitchell A. Saltz	85,000
Jeffrey D. Forte	78,750
Michael F. Golden (1)	112,969
Russell J. Knittel	77,579
Ronald L. Miller, Jr.	85,625
Barry M. Monheit	313,890
Sarah R. Tomolonius (2)	12,500
I. Marie Wadecki	82,500

(1)	Mr. Golden received compensation as a non-employee director after February 1, 2016, at which time he relinquished his position as Interim Chief Executive Officer.
(2)	Ms. Tomolonius was appointed to our Board of Directors in September 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2016 with respect to our common stock that may be issued under our incentive compensation plans and under other option grants.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	830,387	$7.21	100,051
Equity compensation plans not approved by security holders	487,015	$12.30	—
Total	1,317,402	$9.09	100,051

(1)

Under our 2012 Plan, an aggregate of 937,500 shares of our common stock was authorized for issuance pursuant to awards granted under such plan. The number of available shares will be increased by the number of shares with respect to which awards previously granted under such plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. As of December 31, 2016, the aggregate number of shares of our common stock available for issuance pursuant to awards under our 2012 Plan was 100,051.  Our 2014 ESPP authorizes the sale of up to 250,000 shares of our common stock to employees. As of December 31, 2016, there were 214,721 shares of common stock reserved for issuance under our 2014 ESPP.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee, consisting of three independent directors. All of the members of the Audit Committee are “independent” of our company and management, as independence is defined in applicable rules of Nasdaq and the SEC.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent registered public accountant’s qualifications and independence, and the performance of our company’s independent registered public accountant. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accountant is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent registered public accountant. The committee discussed with the independent registered public accountant the matters required to be discussed by the Public Company Accounting Oversight Board. This included a discussion of the independent registered public accountant’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent registered public accountant written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the committee concerning independence. The committee also discussed with the independent registered public accountant its independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent registered public accountant.

The committee discussed with the independent registered public accountant the overall scope and plans for its audit. The committee met with the independent registered public accountant, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held eight meetings during the fiscal year ended December 31, 2016.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016 for filing with the SEC.

The report has been furnished by the Audit Committee of our Board of Directors.

Ronald L. Miller, Jr., Chairman

Russell J. Knittel

I. Marie Wadecki

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10 percent stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2016, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year ended December 31, 2016, except that the Form 4 filed by Brian S. Dick, our former President and Chief Executive Officer, on February 24, 2016, was late.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares as of May 19, 2017 by (1) each director, nominee for director, and named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

	Shares Beneficially Owned
Named Executive Officers and Directors (1):	Number (2)	Percent (2)
S. Ray Hatch (3)	51,603	*
Laurie L. Latham (4)	33,638	*
David P. Sweitzer	—	*
Mitchell A. Saltz (5)	5,703,932	37.25%
Jeffrey D. Forte (6)	1,632,517	10.66%
Michael F. Golden (7)	70,843	*
Russell J. Knittel (8)	33,828	*
Ronald L. Miller, Jr. (9)	42,249	*
Barry M. Monheit (10)	352,776	2.27%
Sarah R. Tomolonius (11)	10,417	*
I. Marie Wadecki (12)	39,487	*
All directors and executive officers as a group (11 persons) (13)	7,971,290	50.15%
5% Stockholders:
Southwest Green Investments, L.L.C. (14)	3,716,997	24.34%
Stockbridge Enterprises, L.P. (15)	1,944,186	12.73%
Bear & Bug, L.P. (16)	1,846,915	12.09%
Colton R. Melby (17)	833,665	5.46%

*	Less than 1% of the outstanding shares of common stock.
(1)

Except as otherwise indicated, each person named in the table has the sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Quest Resource Holding Corporation, 3481 Plano Parkway, The Colony, Texas 75056.

(2)

The number of shares beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The number of shares shown includes, when applicable, shares owned of record by the identified person’s minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. The percentages shown are calculated based on 15,272,575 shares outstanding on May 19, 2017. The numbers and percentages shown include shares actually owned on May 19, 2017 and shares that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares that the identified person or group had the right to acquire within 60 days of May 19, 2017 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of shares owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of shares of stock owned by any other person or group.

(3)	Includes 50,000 shares issuable upon exercise of vested stock options.
(4)	Includes 32,293 shares issuable upon exercise of vested stock options.
(5)

Consists of (a) 41,249 shares issuable upon exercise of vested stock options, (b) 3,716,997 shares held by Southwest Green Investments, L.L.C., of which Mr. Saltz controls the investment decisions, (c) 1,944,186 shares held by Stockbridge Enterprises, L.P., of which Mr. Saltz controls the investment decisions, and (d) 1,500 shares held by Saltz & Noreen Revocable Family Trust, for which Mr. Saltz holds voting and dispositive power.

(6)	Includes 34,999 shares issuable upon exercise of vested stock options.
(7)	Includes 69,218 shares issuable upon exercise of vested stock options.
(8)	Consists of 33,828 shares issuable upon exercise of vested stock options.
(9)	Includes 41,874 shares issuable upon exercise of vested stock options.
(10)

Consists of (a) 82,637 shares held by Barry M. Monheit, Trustee, SEP PROP Monheit Family Trust U/A Dtd 7/16/2002, for which Mr. Monheit holds voting and dispositive power, and (b) 270,139 shares issuable upon exercise of vested stock options.

(11)	Consists of 10,417 shares issuable upon exercise of vested stock options.
(12)	Includes 38,749 shares issuable upon exercise of vested stock options.
(13)	Consists of (a) 7,348,524 shares held by the directors and executive officers as a group and (b) 622,766 shares issuable upon exercise of vested stock options.

(14)

Based on the statement on Amendment No. 2 to Schedule 13D filed with the SEC on May 21, 2015, Mr. Saltz controls the investment decisions with respect to all such shares. Southwest Green Investments, L.L.C. is owned by a limited partnership in which Mr. Saltz owns an indirect interest. The address for Southwest Green Investments, L.L.C. is 7377 East Doubletree Ranch Road, Suite 200, Scottsdale, Arizona 85258.

(15)

Based on the statement on Amendment No. 2 to Schedule 13D filed with the SEC on May 21, 2015, Mr. Saltz controls the investment decisions with respect to all such shares. Stockbridge Enterprises, L.P. is owned by a limited partnership in which Mr. Saltz owns an indirect interest. The address for Stockbridge Enterprises, L.P. is 7377 East Doubletree Ranch Road, Suite 200, Scottsdale, Arizona 85258.

(16)

Based on the statement on Amendment No. 1 to Schedule 13D filed with the SEC on May 19, 2015, Mr. Brian S. Dick controls the investment decisions with respect to all such shares.  The address for Bear & Bug, L.P. is 2591 North Dallas Parkway, Suite 408, Frisco, Texas 75034.

(17)

Consists of (a) 685,487 shares held by EarthNow Investments, L.L.C., over which Mr. Melby holds the beneficial interest, including voting and dispositive power, (b) 134,328 shares held by Global Security Holding, L.L.C., over which Mr. Melby holds the beneficial interest, including voting and dispositive power (c) 13,812 shares held by Bone Logic, L.L.C., over which Mr. Melby holds the beneficial interest, including voting and dispositive power, and (d) 38 shares held by Prestamo, L.L.C., over which Mr. Melby holds the beneficial interest, including voting and dispositive power.  The address for Colton R. Melby is 136 East South Temple, Suite 1050, Salt Lake City, Utah 84111.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Unless delegated to the Compensation Committee by our Board of Directors, the Audit Committee charter requires the Audit Committee to review and approve all related party transactions and to review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of our company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by our company. We have a policy that we will not enter into any such transaction unless the transaction is determined by our disinterested directors to be fair to us or is approved by our disinterested directors or by our stockholders. Any determination by our disinterested directors is based on a review of the particular transaction, applicable laws and regulations, and policies of our company (including those set forth above under “Corporate Governance” or published on our website). As appropriate, the disinterested directors of the applicable committees of the Board of Directors shall consult with our legal counsel.

Our company has entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Nevada law, for certain liabilities to which they may become subject as a result of their affiliation with our company.

On July 16, 2013, in connection with our acquisition of QRMG, we entered into a stockholders voting agreement with the Class P Stockholders and the Class D Stockholders, pursuant to which the Class P Stockholders and the Class D Stockholders agreed to vote all shares of our common stock owned by them or acquired by them in the future for a board consisting of six Class P Directors as designated by the Class P Stockholders or, in the absence of such designation, a majority of the Class P Directors, and three Class D Directors as designated by the Class D Stockholders, or in the absence of such designation, a majority of the Class D Directors. The stockholders voting agreement will continue until the earlier of (i) five years from the date of the agreement, (ii) such time as either the Class P Stockholders or the Class D Stockholders own less than 10% of our outstanding common stock, or (iii) the mutual agreement of the parties. On March 15, 2016, Mr. Melby transferred to Mr. Saltz all of his rights to designate Class P Directors pursuant to the stockholders voting agreement.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Background

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers (which consist of our former principal executive officer, our former interim principal executive officer, our principal financial officer, and our other executive officer who was serving as an executive officer on December 31, 2016), as such compensation is disclosed in the “Executive Compensation” section of this proxy statement. Our executive compensation program is designed to enable us to attract, motivate, and retain highly qualified executives. This program provides long-term stock-based incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Executive Compensation” section of this proxy statement for more information.

Base Salaries. We target base salaries at levels required to attract, motivate, and retain highly qualified executives with base salaries generally set at levels below those of our peer companies, taking into account we are in the early stages of our corporate development.

Our long-term stock-based incentive compensation program is designed to align the interests of our management and the interests of our stockholders. We strongly believe in utilizing our common stock to tie executive rewards directly to our long-term success and increases in stockholder value. Grants of stock-based awards to our executive officers enable those executives to develop and maintain an ownership position in our common stock. Grants of stock-based awards are intended to result in limited rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our stockholders in general benefit from stock price appreciation. Grants of stock-based awards also are intended to align compensation with the price performance of our common stock. Historically, our stock-based compensation has been through the grant of stock options.

Board Recommendation

Our board believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution is submitted for a stockholder vote at the meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the “Executive Compensation” section of this proxy statement.

The annual say-on-pay vote is advisory, and therefore not binding on our company, our Compensation Committee, or our Board of Directors. Although non-binding, the vote will provide information to our Compensation Committee and our Board of Directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our Compensation Committee and our Board of Directors will be able to consider when determining executive compensation for the years to come.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE EXECUTIVE COMPENSATION SECTION OF THIS PROXY STATEMENT.

PROPOSAL THREE

APPROVAL OF AMENDMENT TO THE 2012 INCENTIVE COMPENSATION PLAN

Background

The 2012 Plan, was adopted by our Board of Directors on October 18, 2012, and subsequently amended and restated by our Board of Directors on September 9, 2013, retroactive to October 18, 2012. Our stockholders approved the 2012 Plan on October 18, 2013. The purpose of the 2012 Plan is to assist us and our subsidiaries and other designated affiliates, which we refer to as “Related Entities,” in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and individual consultants who provide services to us or our Related Entities, by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of stockholder value. As of December 31, 2016, there were outstanding issued but unexercised options under the 2012 Plan to acquire 830,387 shares of our common stock at a weighted average exercise price of $7.21 per share. As of December 31, 2016, 100,051 shares remained available for future grant under the 2012 Plan. As of May 19, 2017, there were outstanding issued but unexercised options under the 2012 Plan to acquire 876,427 shares of our common stock at a weighted average exercise price of $6.58 per share. As of May 19, 2017, 54,011 shares remained available for future grant under the 2012 Plan.

Summary of the Proposal

Our Board of Directors approved an amendment to the 2012 Plan on April 11, 2017, subject to approval by our stockholders at our 2017 Annual Meeting of Stockholders. We are seeking stockholder approval of an amendment to the 2012 Plan that increases the number of shares reserved for issuance thereunder by 900,000 shares.

The Importance of the Proposed Increase in Shares

We believe the ability to grant competitive equity awards is a necessary recruiting tool for us to obtain and retain the quality personnel we need to sustain and move our business forward. If we are unable to offer competitive equity packages to retain and hire quality personnel, this could significantly stymie our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.

Summary of the 2012 Plan

The material features of the 2012 Plan are outlined below.

Awards. The 2012 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, RSUs, bonus stock, dividend equivalents, other stock-based awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards. A total of 930,437 shares of our common stock, adjusted for our 1-for-8 reverse split in August of 2016, are currently reserved and available for delivery under the 2012 Plan. Any shares under the 2012 Plan that are not issued because the awards terminate without the issuance of shares, or because of the withholding of shares to pay taxes or the exercise price of an award, will be available for issuance under the 2012 Plan. If this proposal is approved by our stockholders, a total of 1,830,437 shares of our common stock will be reserved and available for delivery under the 2012 Plan.

Limitations on Awards. The 2012 Plan imposes individual limitations on certain awards, in part to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. In any fiscal year during any part of which the 2012 Plan is in effect, no participant may be granted (1) stock options and/or stock appreciation rights with respect to more than 1,000,000 shares of our common stock, or (2) restricted stock, RSUs, performance awards and/or other stock-based awards that are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code that may be settled by the issuance of more than 1,000,000 shares of our common stock, in each case, subject to adjustment in certain circumstances. The maximum amount of cash and the fair market value of property other than shares of our common stock that may be payable to any one participant in settlement of any restricted stock award, RSU award, performance award, and/or other stock-based award that are intended to qualify as “performance-based compensation” exempt from the deduction limitations imposed under Section 162(m) of the Code, is (i) $2,000,000 with respect to any 12 month performance period (not prorated for any performance period that is less than 12 months), and (ii) with respect to any performance period that is more than 12 months, $5,000,000.

Notwithstanding any other provision of the 2012 Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any outside director during any fiscal year will not exceed $2,000,000 or 750,000 shares of our common stock.

Subject to adjustment as provided in the 2012 Plan, the maximum aggregate number of shares of our common stock that may be delivered under the 2012 Plan as a result of the exercise of incentive stock options granted under the 2012 Plan is 937,500 shares.

Except as otherwise provided in the 2012 Plan, the committee (as defined below) will not be permitted to (1) lower the exercise price of a stock option or the grant price of a stock appreciation right after it is granted, (2) cancel a stock option or stock appreciation right when the exercise or grant price exceeds the fair market value of the underlying shares of our common stock in exchange for cash or another award, (3) cancel a stock option or stock appreciation right in exchange for a stock option or stock appreciation right with an exercise or grant price that is less than the exercise or grant price of the original stock option or stock appreciation right, or (4) take any other action with respect to a stock option or stock appreciation right that may be treated as a repricing, without approval of our stockholders.

Capitalization Adjustments. In the event that any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spinoff, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects our common stock, then the committee (as defined below) will substitute, exchange, or adjust any or all of the following in such manner as it deems equitable: (1) the kind and number of shares available under the 2012 Plan; (2) the kind and number of shares subject to limitations on awards described in the preceding section; (3) the kind and number of shares subject to all outstanding awards; (4) the exercise price, grant price, or purchase price relating to any award; and (5) any other affected terms of awards.

Eligibility. The persons eligible to receive awards under the 2012 Plan consist of officers, directors, employees, and consultants who are natural persons providing bona fide services to us or our Related Entities. However, incentive stock options may be granted under the 2012 Plan only to our employees, including our officers who are employees.

Administration. The 2012 Plan will be administered by the compensation committee of our Board of Directors or a subcommittee thereof formed by the compensation committee, except to the extent our Board of Directors elects to administer the 2012 Plan (subject to limitations described in the 2012 Plan). The committee members will be (i) “non-employee directors” as defined by Rule 16b-3 under the Exchange Act, unless administration of the 2012 Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the 2012 Plan, (ii) “outside directors” within the meaning of Section 162(m) of the Code, and (iii) “independent” as defined by the listing market on which shares of our common stock are listed for trading. Subject to the terms of the 2012 Plan, the committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2012 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2012 Plan. The committee may amend the terms of outstanding awards, in its discretion. Any amendment that adversely affects the rights of the award recipient, however, must receive the approval of such recipient.

Stock Options and Stock Appreciation Rights. The committee is authorized to grant stock options, including both incentive stock options and non-qualified stock options. In addition, the committee is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation of our common stock between the grant date and the exercise date of the stock appreciation right. The committee determines the exercise price per share subject to an option and the grant price of a stock appreciation right; however, the per share exercise price of an option or stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date. The committee generally will fix the maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment or service, except that no option or stock appreciation right may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in any form of legal consideration specified by the committee, including cash, shares (including cancellation of a portion of the shares subject to the award), outstanding awards, or other property having a fair market value equal to the exercise price. Options may also be exercisable in connection with a broker-assisted sales transaction, or a cashless exercise, as determined by the committee. The committee determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock and Restricted Stock Units. The committee is authorized to grant restricted stock and RSUs. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the committee. An award of RSUs confers upon a participant the right to receive shares of our common stock at the end of a specified period or upon achievement of performance goals and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified period. Prior to settlement, an RSU award carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below. The committee determines all of the terms of the restricted stock and RSU awards subject to the terms of the 2012 Plan.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, other than a stock option or stock appreciation right award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards, or otherwise as specified by the committee. Notwithstanding the foregoing, dividend equivalents credited in connection with an award that vests based on the achievement of performance goals will be subject to restrictions and risk of forfeiture to the same extent as the award with respect to which such dividend equivalents have been credited. The committee determines all of the terms of the dividend equivalent awards subject to the terms of the 2012 Plan.

Bonus Stock and Awards in Lieu of Cash Obligations. The committee is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for our company or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the 2012 Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock Based Awards. The committee is authorized to grant awards under the 2012 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our common stock. The committee determines the terms and conditions of such awards.

Performance Awards. The committee is authorized to grant performance awards to participants on terms and conditions established by the committee. The performance criteria to be achieved during any performance period and the length of the performance period will be determined by the committee upon the grant of the performance award. Performance awards may be valued by reference to a designated number of shares of our common stock (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares of our common stock or other property, or any combination thereof, as determined by the committee.

The provisions that are intended to qualify awards as “performance based compensation” not subject to the limitation on tax deductibility by us under Section 162(m) of the Code will apply to any restricted stock award, RSU award, performance award, or other stock-based award if it is granted to a participant who is, or is likely to be, as of the end of the tax year in which we would claim a tax deduction in connection with such award, a “covered employee” (as defined below) and is intended to qualify as “performance-based compensation” not subject to the limitation on tax deductibility. The term “covered employee” means our chief executive officer and each other person whose compensation is required to be disclosed in our filings with the SEC by reason of that person being among the three highest compensated officers of our company (other than our principal financial officer) as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to an award intended to qualify under Section 162(m) of the Code is to be exercised by the committee and not our Board of Directors.

If an award is subject to the provisions of the 2012 Plan that are intended to qualify awards as “performance based compensation” not subject to the limitation on tax deductibility by us under Section 162(m) of the Code, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, shares of our common stock or other property pursuant thereto, as applicable, will be contingent upon achievement of one or more objective performance goals. Performance goals will be objective and will otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder, including the requirement that the level or levels of performance targeted by the committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total stockholder return and earnings per share criteria), will be used by the committee in establishing performance goals for such awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before all or some of the following items: interest, taxes, depreciation, amortization, stock-based compensation, ASC 718 expense, or any extraordinary or special items; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital or inventory; (14) operating earnings before the expense for share based awards; and (15) ratio of debt to stockholders’ equity. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to our company. In determining the achievement of the performance goals, unless otherwise specified by the committee at the time the performance goals are set, the committee will exclude the impact of (i) restructurings, discontinued operations, and extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, (ii) change in accounting standards required by generally accepted accounting principles; or (iii) such other exclusions or adjustments as the committee specifies at the time the award is granted.

The committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with awards subject to the provisions of the 2012 Plan that are intended to qualify awards as “performance based compensation” not subject to the limitation on tax deductibility by us under Section 162(m) of the Code, but may not exercise discretion to increase any such amount payable to a covered employee in respect of an award subject to such provisions of the 2012 Plan.

Other Terms of Awards. Awards may be settled in the form of cash, shares of our common stock, other awards, or other property in the discretion of the committee. Awards under the 2012 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains, and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of our common stock, or other property in trusts or make other arrangements to provide for payment of our obligations under the 2012 Plan. The committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our common stock or other property to be distributed will be withheld (or previously acquired shares of our common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2012 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the committee may, in its discretion, permit transfers of awards subject to any applicable legal restrictions.

Acceleration of Vesting; Change in Control. Upon the occurrence of a “change in control,” as defined in the 2012 Plan, any restrictions, deferral of settlement, and forfeiture conditions applicable to an award will lapse, and any performance goals and conditions applicable to an award will be deemed to have been met, as of the time of the change in control. Notwithstanding, unless the committee otherwise determines in a specific instance, each outstanding award will not be accelerated as described in foregoing sentence, if either (i) our company is the surviving entity in the change in control and the award continues to be outstanding after the change in control on substantially the same terms and conditions as were applicable immediately prior to the change in control or (ii) the successor company assumes or substitutes for the applicable award, as determined in accordance with the 2012 Plan. If and to the extent provided in an award agreement and on such terms and conditions as may be set forth in an award agreement, in the event a participant’s employment is terminated without “cause” by us or any Related Entity or by such successor company or by the participant for “good reason,” both terms as defined in the 2012 Plan, within 24 months following such change in control, each award held by such participant at the time of the change in control will be accelerated as described above.

Clawback of Benefits. We may (i) cause the cancellation of any award, (ii) require reimbursement of any award by a participant or beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the 2012 Plan or otherwise in accordance with any company policies that currently exist or that may from time to time be adopted or modified in the future by us and/or applicable law, or a Clawback Policy. In addition, a participant may be required to repay to our company certain previously paid compensation, whether provided under the 2012 Plan or an award agreement or otherwise, in accordance with any Clawback Policy. By accepting an award, a participant is also agreeing to be bound by any existing or future Clawback Policy adopted by us, or any amendments that may from time to time be made to the Clawback Policy in the future by us in our discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the participant’s award agreements may be unilaterally amended by us, without the participant’s consent, to the extent that we in our discretion determine to be necessary or appropriate to comply with any Clawback Policy.

If the participant, without our consent, while employed by or providing services to us or any Related Entity or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of our company or any Related Entity, as determined by the committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the award may, at the committee’s discretion, be canceled and (ii) the committee, in its discretion, may require the participant or other person to whom any payment has been made or shares of our common stock or other property have been transferred in connection with the award to forfeit and pay over to us, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any stock option or stock appreciation right and the value realized (whether or not taxable) on the vesting or payment of any other award during the time period specified in the award agreement or otherwise specified by the committee.

Amendment and Termination. Our Board of Directors may amend, alter, suspend, discontinue, or terminate the 2012 Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval will be obtained for any amendment or alteration if such approval is deemed necessary and advisable by our Board of Directors or any amendment for which stockholder approval is required by law or the primary stock exchange on which our common stock trades. The 2012 Plan will terminate at the earliest of (i) such time as no shares of our common stock remain available for issuance under the 2012 Plan, (ii) termination of the 2012 Plan by our Board of Directors, or (c) the tenth anniversary of the effective date of the 2012 Plan, which was October 18, 2012. Except as otherwise permitted by the 2012 Plan or award agreement, amendments to the 2012 Plan or any award require the consent of the affected participant if the amendment has a material adverse effect on the participant’s previously granted and outstanding awards.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The firm of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, has audited the financial statements of our company and/or its predecessors for the fiscal years ended December 31, 2016, 2015, 2014, and 2013; the transition period ended December 31, 2012; and the fiscal years ended June 30, 2012 and 2011. Our Audit Committee has appointed Semple, Marchal and Cooper, LLP to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2017 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Semple, Marchal and Cooper, LLP will be present at the meeting via telephone, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by our independent registered public accountant is compatible with maintaining their independence.

Audit Fees and Audit-Related Fees

The aggregate fees billed to our company by Semple, Marchal and Cooper, LLP for the fiscal years ended December 31, 2016 and 2015 are as follows:

	2016	2015
Audit Fees (1)	$188,169	$157,025
Audit-Related Fees (2)	25,875	13,020
Tax Fees (3)	63,626	58,944
All Other Fees (4)	2,520	9,905
Total	$280,190	$238,894

(1)

Audit fees consist of billings for professional services normally provided in connection with statutory and regulatory filings including (i) fees associated with the audits of our consolidated financial statements and (ii) fees associated with our quarterly reviews.

(2)	Audit-related fees consist of billings for professional services for the review of SEC filings or other reports containing the audited financial statements including registration statements.
(3)	Tax fees consist primarily of tax related advisory services.
(4)	All other fees include general advisory professional services primarily related to research on accounting or other regulatory matters.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent registered public accountant. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent registered public accountant, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Code and related regulations.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent registered public accountant to management.

Our Audit Committee requires that the independent registered public accountant, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

All of the services provided by Semple, Marchal and Cooper, LLP described above under the caption “Audit-Related Fees” were approved by our Board of Directors or by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF SEMPLE, MARCHAL AND COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF OUR COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Deadline for the Submission of Stockholder Proposals for Inclusion in our Proxy Statement for Our 2018 Annual Meeting

If any stockholder intends to present a proposal to be considered for inclusion in our proxy material for the 2018 Annual Meeting of Stockholders, the proposal must comply with the requirements of Rule 14a-8 of Regulation 14A under the Exchange Act and must be submitted in writing by notice delivered to our Secretary at Quest Resource Holding Corporation, 3481 Plano Parkway, The Colony, Texas 75056, Attention: Secretary. Any such proposal must be received at least 120 days before the anniversary of the prior year’s proxy statement (by February 7, 2018), unless the date of our 2018 Annual Meeting of Stockholders is changed by more than 30 days from July 6, 2018, in which case, the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

Deadline and Procedures under our Bylaws for Stockholder Notice of Nomination of Director Candidates and for Other Proposals

Our bylaws establish an advance notice procedure for stockholders who wish to nominate persons for election as a director or to introduce an item of other business at our 2017 Annual Meeting of Stockholders, but do not intend for such nominee or business to be included in our proxy statement. To be timely under these procedures, notice of such nomination or business related to our 2017 Annual Meeting of Stockholders must comply with the requirements in our bylaws and must be received by us (a) no earlier than the close of business on April 7, 2018 and no later than the close of business on May 7, 2018; or (b) if our 2018 Annual Meeting of Stockholders is held before June 6, 2018 or after September 4, 2018, no earlier than the close of business on the 90th day prior to such annual meeting and no later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the date on which public announcement of the date of such annual meeting is first made in order to be considered at such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy statement and annual report and would like to participate in our householding program, please contact Continental Stock Transfer & Trust Company by calling (212) 509-4000, or by writing to Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004. Alternatively, if you participate in householding and wish to revoke your consent and receive separate copies of our proxy statement and annual report, please contact Continental Stock Transfer & Trust Company as described above.

A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker, or other holder of record to request information about householding.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board of Directors may recommend.

Dated: June 7, 2017

QUEST RESOURCE HOLDING CORPORATION 3481 PLANO PARKWAY THE COLONY, TX 75056

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Continental Stock Transfer & Title Company, Attn: Proxy Dept., 1 State Street, New York, NY 10004.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUEST RESOURCE HOLDING CORPORATION

Vote on Directors

1.	PROPOSAL 1: ELECTION OF DIRECTORS: To elect as directors all of the nominees listed below, each to serve for a three-year term expiring in 2020.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:

	01) Jeffrey D. Forte 02) Sarah R. Tomolonius 03) I. Marie Wadecki	☐	☐	☐
Vote on Proposals

2.	PROPOSAL 2: To provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2016 (“say-on-pay”).	For ☐	Against ☐	Abstain ☐

3.

PROPOSAL 3: To approve an amendment to the 2012 Incentive Compensation Plan to increase the number of shares reserved for stock-based compensation under the 2012 Incentive Compensation Plan by 900,000 shares.

		For ☐	Against ☐	Abstain ☐

4.

PROPOSAL 4: To ratify the appointment of Semple, Marchal and Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2017.

		For ☐	Against ☐	Abstain ☐

and upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted FOR all directors and FOR proposals 2, 3, and 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐

NOTE: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QUEST RESOURCE HOLDING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2017 ANNUAL MEETING OF STOCKHOLDERS

July 6, 2017

The undersigned stockholder of QUEST RESOURCE HOLDING CORPORATION, a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated June 7, 2017, and hereby appoints Mitchell A. Saltz and S. Ray Hatch, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of the Company, to be held on Thursday, July 6, 2017, at 9.00 a.m., local time, at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona 85016, and at any adjournment or postponement thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of the nominee directors, FOR the say-on-pay proposal, FOR the approval of an amendment to the 2012 Incentive Compensation Plan to increase the number of shares reserved for stock-based compensation under the 2012 Incentive Compensation Plan by 900,000 shares, and FOR the ratification of the appointment of Semple, Marchal and Cooper, LLP as the independent registered public accountant of the Company for the fiscal year ending December 31, 2017, and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or postponement thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE DIRECTORS, “FOR” THE SAY-ON-PAY PROPOSAL, “FOR” THE APPROVAL OF AN AMENDMENT TO THE 2012 INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR STOCK-BASED COMPENSATION UNDER THE 2012 INCENTIVE COMPENSATION PLAN BY 900,000 SHARES, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF SEMPLE, MARCHAL AND COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side) CONTINUED AND TO BE SIGNED ON REVERSE SIDE.